EXHIBIT 23

Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10K) of Cardinal Bankshares Corporation of our reports dated March 14, 2012, with respect to the consolidated financial statements of Cardinal Bankshares Corporation.

/s/ HESS, STEWART & CAMPBELL, PLLC

Beckley, West Virginia

March 14, 2012